Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 8, 2004, appearing in the Annual Report on Form 11-K of Vectren Corporation's Retirement Savings Plan for the year ended December 31, 2003.


/s/ McGladrey & Pullen LLP

McGLADREY & PULLEN LLP

Champaign, Illinois
August 16, 2004